Skechers U.S.A., Inc. SKX


Greenberg, Robert
c/o Skechers U.S.A., Inc.
228 Manhattan Beach Blvd.
Manhattan Beach, CA. 90266												                  					 Exhibit 99

Joint/Group Filing Members:

Name:			Greenberg Family Trust

Address:		c/o Skechers U.S.A., Inc.
			228 Manhattan Beach Blvd.
			Manhattan Beach, CA 90266

Designated Filer:	Robert Greenberg

Period Covered
 By Report:		December 31, 2003

Name and Trading
 Symbol of Issuer:	Skechers U.S.A., Inc. (SKX)

Signature:		__/s/ Robert Greenberg__
			Robert Greenberg, Trustee


			_/s/ M. Susan Greenberg___
			M. Susan Greenberg, Trustee

Name: 			M. Susan Greenberg

Address:		c/o Skechers U.S.A., Inc.
			228 Manhattan Beach Blvd.
			Manhattan Beach, CA 90266

Designated Filer:	Robert Greenberg

Period Covered
 By Report:		December 31, 2003

Name and Trading
 Symbol of Issuer:	Skechers U.S.A., Inc. (SKX)

Signature:		__/s/ M. Susan Greenberg__
			M. Susan Greenberg, Trustee